Shareholder update on the increasing global demand for remote power using NEAH solutions

Neah introduces proprietary lithium battery technology

BOTHELL, WA - May 27, 2015 - Neah Power Systems, Inc. (OTCBB: NPWZ) (OTC: NPWZ) -

To Our Shareholders:

As a supplement to our latest quarterly filing, I want to provide you with a brief report on the status of our Company operations as well as relate the progress achieved by our management in advancing efforts to commercialize, license and sell NEAH Power’s industry leading technologies and products.

While we continue to develop the many opportunities announced to date, we are also preparing to announce several more initiatives that are expected to contribute significantly to our growth and standing as an emerging leader in fuel cell and battery technologies.

In light of the current stock price, which management believes does not adequately reflect the true value of the Company’s assets, I wish to reassure you that the level of interest in NEAH Power’s technologies has never been greater.  As the frenzy of venture capital and private equity investing in alternative energy and clean energy companies comes back down to Earth, the focus of the industry is irreversibly shifting to practical, reliable and cost-effective solutions like those of NEAH Power, which can realistically meet current and urgent demands for off-grid power and energy storage in compact, scalable form factors.

We are extremely pleased to announce that we have been doing research and development on a lithium battery technology that appears to be far superior to any incumbent technologies (the PowerChip® Battery). At an appropriate time in the near future, once the Company has achieved the next round of performance targets, we will be sharing details with our shareholders.  Once completed, we believe our Porous Silicon Battery will be a disruptive power storage system for a whole range of applications from consumer goods to automotive applications, as well as for scalable storage solutions for off-peak and back-up power usage.

Now more than ever, power storage and generating technologies, such as batteries, ultra-capacitors and fuel cells are being used to increase efficiency and reliability in transportation, infrastructure, industrial equipment, and portable electronics, with the aim of creating a more sustainable, environmentally responsible, and secure economic future.   Furthermore, the global energy industry, governments and other stakeholders have recognized that fuel cell and battery technologies such as ours, offer an attractive option for reliable backup power to the electric grid.

Also in our favor is the growing global demand for reliable remote power, both in developed and emerging markets, where large swaths of land that off-grid  are now being incorporated.  This demand is even greater in continents such as Africa where nations are facing a real crisis of rapid growth amidst failing or inadequate power grids.  Over the next 10 years, emerging nations are anticipated to account for $13.6 billion in new power infrastructure investment as they roll out massive electric grid modernization programs to meet demand.

With the demand for real-time communication, access to the internet, and remote security for developing communities rapidly growing, NEAH Power clearly sees itself as a front-runner , as we have the technologies and products available to best deliver remote power systems, including “community power grids”.  With continued success in securing the proper relationships, distribution partners and capital, NEAH Power should ostensibly become one of the leading providers of clean, reliable, and low cost power to remote areas.

Our management with the support of several new consultants and advisors have been focused intently on capitalizing on this increased attention and interest, and expect that the increasingly favorable environment will translate into real economic benefits for our shareholders.  Accordingly, over the course of the last six months, NEAH Power’s technologies have attracted new interest and attention from numerous governments, industry partners, companies and other end-users, who have come to recognize that NEAH Power’s smaller, lighter and more powerful solutions represent a practical and reliable path to upgrade power capabilities.   In addition, the interest of the investment community in technologies such as ours has never been as intense as it is today.

As to specific applications, we have seen significant interest for our power technologies from manufacturers of unmanned vehicles. This is particularly due to the fact that the unique capabilities and flexible application of our proprietary technologies, makes NEAH Power one of the few, if not the only, fuel cell company that can address any application, whether aerial, land or undersea.

At present we are in discussions with various UAV manufactures that wish to extend flight times and/or increase sensor payload capacity with the higher power concentration of a hybrid fuel cell solution incorporating NEAH Power’s technologies.  Importantly, the same product development efforts here can be readily translated to other vehicles, including automotive, maritime and rail applications.

We have also seen a tremendous interest in resellers worldwide who are interested in our high energy density Formira HODTM (Hydrogen-on-Demand) platform to supplement grid, solar and other hybrid energy platforms, as well as a stand-alone system in micro-grid applications.  While we are growing our distribution and resale network for Formira HODTM, NEAH Power’s management has also been focused on securing strategic partners which will allow us to deploy and support our products worldwide and enhance our branding. We expect to announce several exciting strategic partnerships soon!

Clearly, there is a lot to be proud of and much to be excited about as NEAH Power advances its growth phase.  In spite of the challenging financial environment and the contrarian pressure on our stock, we feel that our power technologies are on the brink of our most significant economic achievements.

Status of the Shorai Acquisition

We previously announced the signing of a definitive agreement to merge with Shorai, Inc., with a targeted completion date of June 15 2015.   Shorai is a leading provider of lithium ion-based power sports and starter battery solutions for the consumer motorsport industry.  This merger is expected to be immediately accretive with Shorai reporting over $4.0 million (unaudited) revenue for the twelve months ended December 2014 with positive cash flow in 4Q 2014.   Further, the acquisition will allow us to realize product, marketing and operational synergies as NEAH Power rolls our products.  We are endeavoring to negotiate with investors the best possible deal for our current Company shareholders while we secure the capital necessary to close this acquisition transaction.

PowerChip® Fuel Cell Product Acceptance

We recently announced the successful completion of testing of three PowerChip® units with the Defense Research and Development Organization (DRDO) of the Government of India. These units were manufactured and shipped against an open purchase order.  Product testing, qualification and acceptance by a third party (a government owned entity) were completed December 2014.  We consider this third party validation an important and key milestone for the Company.  As planned, we have proceeded with discussions aimed at completing a licensing agreement with the Government of India, which if secured should result in significant supply contracts, licensing revenue and establish a broad, sustainable market in India and its territories.  Completion of the ongoing discussions is pending on certain high level appointments at the DRDO expected in the near future.

Formira HODTM (Hydrogen on Demand)

Our Formira HODTM fuel cell continues to demonstrate best-in-class performance.  As stated, we are in discussions with several leading manufacturers of unmanned aerial vehicles (UAVs), remote robotic vehicles, automotive, rail, off-grid power, and medical device companies.  The Formira HODTM fuel cell has been proven as a safe, cost-effective and energy dense solution for the production of hydrogen for a variety of applications.  It surpasses other sources of energy like compressed hydrogen, the most commonly used method of utilizing hydrogen to generate energy.  We are presently designing the Formira HODTM system into UAVs with Silent Falcon, and are targeting a shipment of the first units around the end of June 2015 to our security and defense partner, Tectonica Australia, a leading global defense and security systems integrator.  We are very pleased with the reception our Formira HODTM system is receiving from different commercial and consumer companies and expect this to translate to material sales.

BuzzBar Suite Gen 2 & Gen 3

As of date, NEAH Power has shipped all of the orders that we received through the website and our Indiegogo campaign.  We also have presented the product to various big box retailers and end users, and have aggregated the feedback from them into BuzzBar Gen 3.  Our Gen 3 BuzzBar has received very good feedback.  Pending the completion of a satisfactory capital raise and upon completing the Shorai Acquisition, we expect shipping of the Gen 3 BuzzBar to commence later this year.  Our objective is to leverage the Shorai brand and marketing prowess to launch the Gen 3 in a most significant way!

 We look forward to announcing more exciting news and milestones very soon!  As we develop the numerous opportunities at hand, expand our business development efforts going forward, and secure the necessary capital to fully execute our plan, management will continue working hard to accomplish the mission.  Our success is only achieved with the tireless work of our employees, the support of our shareholders, the diligent governance of our Board of Directors, and the expert guidance of our Strategic Advisory Board.  Thank you for your trust and loyalty.

Best Regards,

Chris D'Couto

President & CEO

Neah Power Systems

Forward Looking Statements

Certain of the statements contained herein may be, within the meaning of the federal securities laws, "forward-looking statements," which are subject to risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements, and the Company does not undertake any responsibility to update any of these statements in the future. Please read Neah Power System’s Form 10-K for the fiscal year ended September 30, 2014 and its Quarterly Reports on Form 10-Q filed with the SEC during fiscal 2015 for a discussion of such risks, uncertainties and other factors.

For more information please contact the Company at

David Schmidt, CFO

dschmidt@neahpower.com

425-424-3324 ext. 110